[Letterhead of Nortek, Inc.]


Richard L. Bready, Chairman
Richard J. Harris, Vice President and Treasurer
(401) 751-1600

IMMEDIATE

            NORTEK COMPLETES THE ACQUISITION OF THREE NORTH AMERICAN
                            OPERATIONS OF CARADON plc

          Purchase Includes Peachtree Doors and Windows, a Well-Known
              National Supplier of Premium Window and Door Products


PROVIDENCE, RI, April 26, 1999--Nortek, Inc. (NYSE:NTK), today announced it has completed the acquisition of three businesses from Caradon plc of the United
Kingdom: Peachtree Doors and Windows, Thermal-Gard and CWD Windows and Doors.

Peachtree Doors and Windows, based in Norcross, Georgia, is a national supplier of premium residential windows, entry doors and patio doors that targets custom and high-end home markets. Peachtree adds a strong consumer brand name to Nortek's window business. In addition, it manufactures and sells entry doors, a product line which Nortek currently does not offer and which will allow Nortek to offer a more complete package to builders.

Thermal-Gard, based in Punxsutawney, Pennsylvania, manufactures premium replacement windows, patio doors and sunrooms, primarily for the eastern and mid-western residential markets. The Thermal-Gard product line enhances Nortek's market leadership position in the lucrative--and growing--vinyl replacement window market. In addition, Thermal-Gard manufactures and sells sunrooms, a product line which complements Nortek's vinyl replacement window businesses.


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CWD Windows and Doors,  headquartered in Calgary, Alberta, is a leading provider of complete window and door systems for new homes in Western Canada. CWD gives Nortek a solid entrance into the Western Canadian new-construction market, which is currently very strong, and which should help expand Nortek's sales in the western part of North America.

Richard L. Bready, Nortek's Chairman and Chief Executive Officer, said "This acquisition aggressively expands our North American presence in the windows and doors marketplace. These companies will be added to Nortek's Windows, Doors and Siding Group, which already includes some of the country's leading manufacturers of quality windows, patio doors, vinyl siding and vinyl-siding accessories. The business units in this group have built a reputation for offering high-value, low-maintenance building products for residential and light commercial applications in both the new construction and the repair/remodeling markets."

Nortek is a leading international manufacturer and distributor of high-quality, competitively priced building, remodeling and indoor environmental control products for the residential and commercial markets. The Company offers a broad array of products for improving the environments where people live and work. Its products include range hoods and other spot ventilation products, heating and air conditioning systems, wood and vinyl windows and doors, vinyl siding products, indoor air quality systems, and specialty electronic products.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "intends," "plans," "estimates," or similar expressions are intended to identify these forward-looking statements. These statements are based on the Company's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include the availability and cost of certain raw materials (including among


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others steel, copper,  packaging  materials,  plastic,  resins,  glass, wood and
aluminum)  and  purchased   components,   the  level  of  domestic  and  foreign
construction  and  remodeling  activity  affecting  residential  and  commercial
markets,  interest  rates,  employment,   inflation,  Y2K  readiness,   currency
translation, consumer spending levels, operating in international economies, the rate of sales growth, price and product liability claims. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's reports and filings with the Securities and Exchange Commission.


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